Exhibit 1

EMBRAER REPORTS FIRST QUARTER 2006 DELIVERIES AND TOTAL COMPANY BACKLOG

São José dos Campos, April 11, 2006 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE: ERJ) today announced its first quarter 2006 deliveries and Company backlog for the Airline, Business and Defense and Government markets.

Deliveries by segment were as follows:

Deliveries by Segment	First Quarter 2006

Airline Market
ERJ 145	4
EMBRAER 170	8
EMBRAER 175	1
EMBRAER 190	8
Total Airline Market	21
Business Jet Market
Legacy 600	4
Total Business Jet Market	4
Defense and Government Market (*)
EMBRAER 170	2
Total Defense Market	2
Total	27

(*) Includes only deliveries of aircraft to state authorities and executive jets configured for authority transportation.

Embraer delivered 27 aircraft in the first quarter of 2006 out of a total of 145 aircraft expected to be delivered during the year. Approximately 60% of the aircraft deliveries forecast for 2006 will be concentrated in the second half of the year.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

During the first quarter of 2006, Midwest Express confirmed cancellation of an order for 20 ERJ 140 aircraft placed in May of 2001. This cancellation will have no impact on Embraer’s aircraft delivery forecast for the coming years, which remains at 145 aircraft in 2006 and 150 aircraft in 2007.

As a result of new orders placed during the quarter, our firm order backlog as of March 31, 2006, including the Airline, Business and Defense markets totaled US$10.4 billion.

Embraer’s order book by product at March 31, 2006 was as follows:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog

ERJ 145 Family
ERJ 135	123	2	108	15
ERJ 140	74	—	74	—
ERJ 145	682	157	671	11
Total ERJ 145 Family	879	159	853	26
EMBRAER 170/190 Family
EMBRAER 170	141	116	102	39
EMBRAER 175	22	—	15	7
EMBRAER 190	253	286	20	233
EMBRAER 195	36	40	—	36
Total EMBRAER 170/190 Family	452	442	137	315
Total	1331	601	990	341

Note: Order backlog includes orders for the Defense segment placed by state-run airlines (Satena and TAME).

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is the world’s leading manufacturer of Commercial jets up to 110 seats with 36 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global Airline, Defense and Business jet markets.  With headquarters in São José dos Campos, state of São Paulo, the Company has offices and customer service bases in the United States, France, Portugal, China and Singapore. Embraer is among Brazil’s leading exporting companies. As of March 31, 2006, Embraer had a total workforce of 17,144 people, and its firm order backlog totaled US$10.4 billion.

IR Contacts
Anna Cecilia Bettencourt
Carlos Eduardo Camargo
Andrea Bottcher
Paulo Ferreira
Phone: +55 12 3927 4404
Fax: +55 12 3922 6070
e-mail: investor.relations@embraer.com.br

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

Attachment:

FIRM ORDER BACKLOG
March 31, 2006

Customer	Firm Orders	Delivered	Firm Orders Backlog

ERJ 135	123	108	15

American Eagle (USA)	40	40	—
British Midland (UK)	3	3	—
City Airline AB (Sweden)	2	2	—
ExpressJet (USA)	30	30	—
Flandre Air (France)	3	3	—
Jet Magic (Ireland)	1	1	—
Luxair (Luxembourg)	2	2	—
Pan Européenne (France)	1	1	—
Proteus (France)	3	3	—
Regional Airlines (France)	3	3	—
Republic Airways (USA)	15	15	—
South Africa Airlink (South Africa)	20	5	15

Customer	Firm Orders	Delivered	Firm Orders Backlog

ERJ 140	74	74	—

American Eagle (USA)	59	59	—
Republic Airways (USA)	15	15	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

Customer	Firm Orders	Delivered	Firm Orders Backlog

ERJ 145	682	671	11

Aerolitoral (Mexico)	5	5	—
Air Caraibes (Guadalupe)	2	2	—
Alitalia (Italy)	14	14	—
American Eagle (USA)	118	118	—
Axon (Greece)	3	3	—
British Midland (UK)	9	9	—
British Regional Airlines (UK)	23	23	—
Brymon (UK)	7	7	—
China Southern (China)	6	6	—
China Eastern Jiangsu (China)	5	3	2
China Eastern Wuhan (China)	5	—	5
Cirrus (Germany)	1	1	—
ExpressJet (USA)	245	241	4
ERA (Spain)	2	2	—
Flandre Air (France)	5	5	—
GECAS (PB Air - Thailand)	2	2	—
KLM EXEL (Holand)	2	2	—
Lot Polish (Poland)	14	14	—
Luxair (Luxembourg)	9	9	—
Mesa (USA)	36	36	—
Portugalia (Portugal)	8	8	—
Proteus (France)	8	8	—
Regional (France)	15	15	—
Republic Airways (USA)	60	60	—
Rheintalflug (Austria)	3	3	—
Rio Sul (Brazil)	16	16	—
Sichuan (China)	5	5	—
Satena (Colombia)	3	3	—
Skyways (Sweden)	4	4	—
Swiss (Switzerland)	25	25	—
Transtates (USA)	22	22	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 170	141	102	39

Alitalia (Italy)	6	6	—
Saudi Arabian Airlines (Saudi Arabia)	15	6	9
Cirrus (Germany)	1	1	—
Finnair (Finland)	10	5	5
Gecas (USA)	8	7	1
Lot Polish (Poland)	6	6	—
Republic Airlines (USA)	48	39	9
Swiss (Switzerland)	15	—	15
US Airways (USA)	28	28	—
Paramount (India)	2	2	—
TAME (Ecuador)	2	2	—

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 175	22	15	7

Air Canada (Canada)	15	15	—
Lot Polish (Poland)	4	—	4
Gecas (USA)	3	—	3

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 190	253	20	233

Air Canada (Canada)	45	7	38
AeroRepublica (Colombia)	5	—	5
Copa (Panama)	15	2	13
Finnair (Finland)	6	—	6
Gecas (USA)	17	—	17
JetBlue (USA)	101	11	90
Regional (France)	6	—	6
US Airways (USA)	57	—	57
Tame (Ecuador)	1	—	1

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 195	36	—	36

GECAS (USA)	3	—	3
Flybe (UK)	14	—	14
Royal Jordanian (Jordania)	4	—	4
Swiss (Switzerland)	15	—	15

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 67523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456